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                                EXHIBIT INDEX


9. Opinion of counsel and consent to its use as to the legality of the securities registered.

10.      Consent of Independent Registered Public Accounting Firm.

13.1 Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 2, 2007 as Exhibit 13.1 to Post-Effective Amendment No. 18 to Registration Statement No. 33-52518.